UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 2, 2024

GOLUB CAPITAL PRIVATE CREDIT FUND

(Exact name of Registrant as Specified in Its Charter)

Delaware	814-01555	92-2030260
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY	10106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosures.

August, September and October 2024 Distributions

On August 2, 2024, the Company declared distributions for its Class I common shares of beneficial interest (the “Class I Shares”) and Class S common shares of beneficial interest (the “Class S Shares”) in the amount per share set forth below:

Gross Distribution
August 2024
Class I Shares Distribution	$0.2200
Class S Shares Distribution	$0.2200
September 2024
Class I Shares Distribution	$0.2200
Class S Shares Distribution	$0.2200
October 2024
Class I Shares Distribution	$0.2200
Class S Shares Distribution	$0.2200

The August 2024 distribution for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on August 31, 2024 and will be paid on or around September 27, 2024.

The September 2024 distribution for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on September 30, 2024 and will be paid on or around October 30, 2024.

The October 2024 distribution for Class I Shares and Class S Shares are payable to shareholders of record as of the open of business on October 31, 2024 and will be paid on or around November 27, 2024.

These distributions will be paid in cash or reinvested in Class I Shares or Class S Shares of the Company for shareholders participating in the Company’s distribution reinvestment plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Private Credit Fund has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Private Credit Fund

Date: August 8, 2024	By:	/s/ Christopher C. Ericson
	Name:	Christopher C. Ericson
	Title:	Chief Financial Officer and Treasurer